Consent of Independent Auditors


     We consent to the incorporation of our report dated March 29, 2004, on the financial statements of Maxxon, Inc. (the "Company") at December 31, 2003, for the period from inception (August 16, 1996) to December 31, 2003, and for the years ended December 31, 2003 and 2002, included in the Form S-8 registration of Maxxon, Inc. as filed with the Securities and Exchange Commission on November 17, 2004.

/s/ SUTTON ROBINSON FREEMAN & CO., P.C.
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Sutton Robinson Freeman & Co., P.C.
Certified Public Accountants
Tulsa, Oklahoma
November 17, 2004